Exhibit 99.3

Callon Petroleum Company Third Quarter 2013 Conference Call Time Change

Natchez, MS (October 30, 2013) - Callon Petroleum Company (NYSE: CPE) today announced that the Company will shift the starting time of its conference call from 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on Thursday, November 7, 2013. The Company plans to issue third quarter 2013 results after the market-close on Wednesday, November 6, 2013.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:	Thursday, November 7, 2013, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time)

Webcast:	Live webcast will be available at www.callon.com in the "Investors" section of the website

Alternatively, you may join by telephone:

Call-in Number:	1-877-546-5018 (Toll-free)

Participant Passcode:	76863822

An archive of the conference call webcast will also be available at www.callon.com in the "Investors" section of the website.

This news release is posted on the company`s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the "News Releases" link on the top of the homepage.